HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
FIRST QUARTER 2022 RESULTS

- First Quarter 2022 Net Loss of $0.58 Per Share -

- First Quarter 2022 Adjusted Funds from Operations1 of $0.06 Per Share -

- Demand improved sequentially during the quarter with a rapid acceleration through March -

- March Property Level EBITDA1 of $12 Million is the highest since the onset of the Pandemic -

- ADR Growth of 10.5% vs. First Quarter 2019 for the Comparable Portfolio -

- Comparable Portfolio GOP Margin of 40.8%, Exceeds Q1 2019 by 365 Bps -
- Comparable Portfolio EBITDA Margin of 28.3%, Exceeds Q1 2019 by 373 Bps -

- Resort Portfolio RevPAR 28.6% Above First Quarter 2019 -

Philadelphia, PA, April 27, 2022 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the first quarter ended March 31, 2022.

1 Non-GAAP financial measure. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

First Quarter 2022 Financial Results

(Unaudited in thousands, except per share amounts)
	Three Months ended
	March 31,
	2022	2021
Net (loss) income	$(22,559)	$2,883
Net (loss) income per common share	$(0.58)	$0.07

Adjusted FFO[1]	$2,739	$(15,910)
Adjusted FFO per common share and OP Unit	$0.06	$(0.36)

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Results in the first quarter were driven by a rapid demand recovery across all segments of the portfolio in February which accelerated through March. With over $12 million of property-level EBITDA March was the most profitable month since the onset of the pandemic. With rate integrity across all of our markets we drove 10.5% comparable portfolio ADR growth versus the first quarter of 2019 and resulted in significant EBITDA margin growth during the period. Our first quarter performance significantly exceeded our expectations at the beginning of the year and led to positive corporate-level cash flow during our slowest quarter of the year. Looking ahead, our month-to-date April results are running ahead of March and are outperforming our expectations. We expect to continue seeing monthly improvements as we move through the second quarter.”

Mr. Shah continued, “In addition to the continued outperformance of our resort markets, especially in March, we were very encouraged by the increased demand in our urban markets. Our portfolio registered a 31% increase in urban RevPAR in the back half of the month vs. the front half, and that demand has carried into April. While we delivered outsized growth across all of our urban portfolio, our biggest gains were in Philadelphia, Washington DC, and Manhattan. Ongoing dialogue with our corporate accounts indicates return to office and business travel should accelerate in the second quarter and will be further supplemented by renewed small group, as well as in person training programs. We expect these trends will drive further group and business transient demand during the summer.”

First Quarter 2022 Operating Results

Accelerating demand as the quarter progressed resulted in stronger than expected topline results, which combined with our stringent cost controls and asset management strategy resulted in continued margin growth for the portfolio. First quarter GOP margin for the comparable portfolio was 40.8%, which exceeded the first quarter 2019 comparable portfolio GOP margin by 365 basis points.

Comparable hotel EBITDA margin of 28.3% was 373 basis points higher than the first quarter 2019. Hotel EBITDA margins at our resort properties increased 1,364 basis points as compared to first quarter 2019.

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The Company’s 33 comparable hotel portfolio generated 58.0% occupancy, an Average Daily Rate (“ADR”) of $233.85, and RevPAR of $135.67 during the first quarter 2022.

In the first quarter of 2022, our resort portfolio generated RevPAR growth of 28.6% driven by 39.3% ADR growth compared to 2019. The Parrot Key Hotel & Resort generated the highest RevPAR growth across our entire portfolio. The resort ended the period with 69.7% ADR growth leading to a RevPAR of $493.69, a 68.3% growth to 2019. On Miami Beach, occupancy and ADR growth led to 40.3% RevPAR growth at the Cadillac Hotel & Beach Club. In Coconut Grove, the Ritz-Carlton drove 24.5% ADR growth resulting in a 19.5% RevPAR growth compared to 2019. Outperformance from these assets has continued into the second quarter of 2022.

On the West Coast, The Sanctuary Beach Resort continued to outperform, ending the period with a 36.7% RevPAR improvement over the first quarter of 2019 driven by 75.8% ADR growth to $478.32. The Hotel Milo in Santa Barbara ended the first quarter with an ADR of $309.57, a 61.5% increase from 2019 drove RevPAR of $186.85, 38.2% higher than the first quarter of 2019.

Our non-resort portfolio is particularly well-positioned as businesses resume implementation of their return to office strategies and corporate travel in a post Omicron environment. RevPAR for our Urban portfolio experienced rapid and significant improvement in the back half of March, this trend continued into April and we expect further growth into the second quarter.

Notable performers include the Rittenhouse which closed the month of March with an ADR of $600.60, 34.6% above March 2019, the Ritz-Carlton Georgetown which generated an ADR of $554.35 for the month, 18% higher than 2019, The Boston Envoy with an ADR of $326.74, an increase of 5.9% to 2019 and Hyatt Union Square, where March ADR of $324.42 was 5.1% ahead of 2019.

Preferred Dividend Distribution

Hersha’s Board of Trustees declared a cash dividend of $0.4297 per Series C Preferred Share and a cash dividend of $0.40625 per Series D Preferred Share and Series E Preferred Share for the first quarter ending March 31, 2022. The preferred share dividends were paid on April 18, 2022, to holders of record as of March 31, 2022. We remain current on all dividends for each of our series of Preferred Shares.

Financing

The Company completed the first quarter 2022 with approximately $88 million of cash & cash equivalents and deposits. As of April 1, 2022, the Company had approximately $46 million of capacity on its $250 million Senior Revolving Line of Credit. As of March 31, 2022, the Company’s consolidated debt had a weighted average interest rate of 4.46% and a weighted average life-to-maturity of 2.4 years.

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2022 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company will forego providing full-year 2022 guidance at this time.

First Quarter 2022 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, April 28, 2022. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-844-200-6205 or 1-929-526-1599 for international participants and entering the passcode 245010 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, April 28, 2022 through 11:59 PM Eastern Time on Saturday, May 28, 2022. The replay can be accessed by dialing 1-866-813-9403 or +44-204-525-0658 for international participants. The passcode for the replay is 607135. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. The Company's 36 hotels totaling 5,802 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculated as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

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Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the efficacy of any treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “forecast,” “project,” “likely,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Because these forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict and may be outside the Company’s control, they are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of April 27, 2022, and the Company undertakes no duty to update this information unless required by law.
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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	March 31, 2022	December 31, 2021
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,650,180	$1,665,097
Investment in Unconsolidated Joint Ventures	5,130	5,580
Cash and Cash Equivalents	77,447	72,238
Escrow Deposits	10,997	12,707
Hotel Accounts Receivable	7,121	8,491
Due from Related Parties	153	2,495
Intangible Assets, Net of Accumulated Amortization of $7,010 and $6,944	1,269	1,335
Right of Use Assets	43,211	43,442
Other Assets	29,366	21,759
Total Assets	$1,824,874	$1,833,144

Liabilities and Equity:
Line of Credit	$118,684	$118,684
Term Loan, Net of Unamortized Deferred Financing Costs	496,306	496,085
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	200,855	198,490
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	304,248	304,614
Lease Liabilities	53,592	53,691
Accounts Payable, Accrued Expenses and Other Liabilities	39,119	43,207
Dividends and Distributions Payable	6,044	6,044
Due to Related Parties	439	1,723
Total Liabilities	$1,219,287	$1,222,538

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$4,583	$2,310

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at March 31, 2022 and December 31, 2021, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at March 31, 2022 and December 31, 2020; 39,354,893 and 39,325,025 Shares Issued and Outstanding at March 31, 2022 and December 31, 2021, respectively	394	394
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2022 and December 31, 2021	—	—
Accumulated Other Comprehensive Income (Loss)	10,908	(2,747)
Additional Paid-in Capital	1,153,486	1,155,034
Distributions in Excess of Net Income	(615,740)	(595,454)
Total Shareholders' Equity	549,195	557,374

Noncontrolling Interests - Common Units and LTIP Units	51,809	50,922

Total Equity	601,004	608,296

Total Liabilities and Equity	$1,824,874	$1,833,144

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2022	March 31, 2021
Revenues:
Hotel Operating Revenues:
Room	$65,132	$39,350
Food & Beverage	9,056	3,074
Other Operating Revenues	7,639	4,729
Total Hotel Operating Revenues	81,827	47,153
Other Revenue	41	12
Total Revenues	81,868	47,165
Operating Expenses:
Hotel Operating Expenses:
Room	14,590	9,198
Food & Beverage	8,404	2,873
Other Operating Expenses	26,356	20,109
Total Hotel Operating Expenses	49,350	32,180
Gain on Insurance Settlements	25	—
Hotel Ground Rent	1,090	1,100
Real Estate and Personal Property Taxes and Property Insurance	8,483	10,071
General and Administrative	2,777	2,775
Share Based Compensation	2,541	2,169
Terminated Transaction Costs	—	354
Depreciation and Amortization	19,276	21,802
Total Operating Expenses	83,542	70,451

Operating Loss	(1,674)	(23,286)
Interest Income	1	1
Interest Expense	(14,237)	(13,429)
Other (Expense) Income	(99)	461
Gain on Disposition of Hotel Properties	—	48,352
Loss on Debt Extinguishment	—	(2,940)
(Loss) Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	(16,009)	9,159

Loss from Unconsolidated Joint Venture Investments	(936)	(658)

(Loss) Income before Income Taxes	(16,945)	8,501
Income Tax (Expense) Benefit	(21)	589
Net (Loss) Income	(16,966)	9,090
Loss (Income) Allocated to Noncontrolling Interests
Common Units	2,724	(322)
Consolidated Joint Venture	(2,273)	158
Preferred Distributions	(6,044)	(6,043)

Net (Loss) Income Applicable to Common Shareholders	$(22,559)	$2,883

Earnings per Share:
BASIC
Net (Loss) Income Applicable to Common Shareholders	$(0.58)	$0.07
DILUTED
Net (Loss) Income Applicable to Common Shareholders	$(0.58)	$0.07

Weighted Average Common Shares Outstanding:
Basic	39,231,550	38,970,893
Diluted	39,231,550	39,840,474

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back write-offs of deferred financing costs on debt extinguishment;
•adding back straight-line amortization of ground lease expense; and
•adding back interest expense that has been paid-in-kind.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.
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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021

Net (loss) income applicable to common shares	$(22,559)	$2,883
(Loss) income allocated to noncontrolling interest	(451)	164
Loss from unconsolidated joint ventures	936	658
Gain on disposition of hotel properties	—	(48,352)
Depreciation and amortization	19,276	21,802
Funds from consolidated hotel operations applicable to common shares and Partnership units	(2,798)	(22,845)

Loss from unconsolidated joint venture investments	(936)	(658)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(219)	(496)
Depreciation and amortization of difference between purchase price and historical cost	21	21
Interest in depreciation and amortization of unconsolidated joint ventures	627	631
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(507)	(502)

Funds from Operations applicable to common shares and Partnership units	(3,305)	(23,347)

Income tax expense (benefit)	21	(589)
Non-cash share based compensation expense	2,541	2,169
Straight-line amortization of lease expense	180	129
Terminated transaction costs	—	354
Amortization of discounts, premiums, and deferred financing costs	1,447	1,278
Amortization of liability and reclassification of other comprehensive income for amended interest rate swaps	—	424
Interest expense paid-in-kind	1,855	732
Deferred financing costs and debt premium written off in debt extinguishment	—	2,940

Adjusted Funds from Operations	$2,739	$(15,910)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.06	$(0.36)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	45,476,116	44,190,204

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EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2022	March 31, 2021
Net (loss) income	$(16,966)	$9,090
Loss from unconsolidated joint ventures	936	658
Interest expense	14,237	13,429
Non-operating interest income	(1)	(1)
Income tax expense (benefit)	21	(589)
Depreciation and amortization	19,276	21,802
EBITDA from consolidated hotel operations	17,503	44,389
Gain on disposition of hotel properties	—	(48,352)
EBITDAre from consolidated hotel operations	17,503	(3,963)
Loss from unconsolidated joint venture investments	(936)	(658)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(219)	(496)
Depreciation and amortization of difference between purchase price and historical cost	21	21
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	962	938
EBITDAre from unconsolidated joint venture operations	(172)	(195)
EBITDAre	17,331	(4,158)
Non-cash share based compensation expense	2,541	2,169
Straight-line amortization of lease expense	180	129
Terminated transaction costs	—	354
Loss on reclassification of other comprehensive income for interest rate swaps	—	324
Deferred financing costs and debt premium written off in debt extinguishment	—	2,940
Adjusted EBITDA	$20,052	$1,758

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes the Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended
	March 31, 2022	March 31, 2021

Operating loss	$(1,674)	$(23,286)
Other revenue	(41)	(12)
Gain on insurance settlement	25	—
Depreciation and amortization	19,276	21,802
General and administrative	2,777	2,775
Share based compensation	2,541	2,169
Terminated transaction costs	—	354
Straight-line amortization of ground lease expense	180	129
Other	(36)	(26)

Hotel EBITDA	$23,048	$3,905

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Phone: 215-238-1046
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